SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2006

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL  60602
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 27, 2006, the Compensation Committee of our Board of Directors adopted 2006 bonus programs for our executive officers. The potential bonus of each executive officer is equal to the executive officer's 2006 base salary (as of January 2, 2006) multiplied by a certain percentage. For each of our corporate executive officers (Joseph M. Holsten, Mark T. Spears, Walter P. Hanley, Frank P. Erlain and Victor M. Casini), the percentage varies based on a range of our earnings per share for the year ending December 31, 2006. For each of our regional executive officers (Leonard A. Damron, Steven H. Jones, Robert L. Wagman and H. Bradley Willen), the percentage is determined by two factors: achievement of certain pretax income targets of such executive officer's region or regions (which is weighted between 75% and 80%) and our earnings per share for the year ending December 31, 2006 (which is weighted between 20% and 25%). A copy of the form of the 2006 bonus program for our corporate executive officers is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. A copy of the form of the 2006 bonus program for our regional executive officers is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Form of LKQ Corporation Executive Officer 2006 Bonus Program (Corporate).
99.2	Form of LKQ Corporation Executive Officer 2006 Bonus Program (Regional).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: February 28, 2006	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel